EXHIBIT 99.1
CORCEPT THERAPEUTICS ANNOUNCES FOURTH QUARTER
AND FULL-YEAR 2020 AUDITED FINANCIAL RESULTS
•2020 revenue of $353.9 million, compared to $306.5 million in 2019
•Fourth quarter revenue of $85.7 million, compared to $87.9 million in 2019
•2020 GAAP net income of $106.0 million, compared to $94.2 million in 2019
•Fourth quarter GAAP net income of $26.0 million, compared to $29.4 million in fourth quarter 2019
•Cash and investments of $476.9 million at year-end, compared to $315.3 million at year-end 2019
•Acquisition of 458,769 shares pursuant to the company’s stock repurchase program
•Reiterated 2021 revenue guidance of $375 - 405 million
MENLO PARK, Calif. (February 23, 2021) - Corcept Therapeutics Incorporated (NASDAQ: CORT), a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the hormone cortisol, today reported its results for the quarter- and year-ended December 31, 2020.
Corcept’s 2020 revenue was $353.9 million, compared to $306.5 million in 2019. Fourth quarter revenue was $85.7 million, compared to $87.9 million in the fourth quarter of 2019. The company reiterated its 2021 revenue guidance of $375 – 405 million.
GAAP net income was $106.0 million for the year and $26.0 million in the fourth quarter of 2020, compared to $94.2 million for the year and $29.4 million in the fourth quarter of 2019.
Excluding non-cash expenses related to stock-based compensation and the utilization of deferred tax assets, together with related income tax effects, non-GAAP net income was $34.7 million in the fourth quarter, compared to $40.3 million in the fourth quarter of 2019. For the full-year, non-GAAP net income was $145.6 million, compared to $133.3 million in 2019. A reconciliation of GAAP to non-GAAP net income is included below.
Cash and investments increased by $32.7 million in the fourth quarter, to $476.9 million at December 31, 2020. At December 31, 2019, the balance of cash and investments was $315.3 million.
The company spent $9.7 million in the fourth quarter repurchasing 458,769 shares of common stock pursuant to its stock repurchase program. Under the currently authorized terms of that program, $190.3 million remains available for the repurchase of shares.
“Corcept’s financial and clinical accomplishments in 2020 lay the foundation for significant progress this year,” said Joseph K. Belanoff, MD, Corcept’s Chief Executive Officer. “As the COVID-19 pandemic is brought under control, the easing of public health restrictions and greater willingness of patients to visit their doctors will allow more physicians to diagnose and optimally treat patients with Cushing’s syndrome. We expect revenue next year of $375-405 million.
“Improving conditions should also permit more rapid progress in our clinical development programs, many of which have been significantly slowed by the pandemic,” he added. We are currently evaluating our proprietary, selective cortisol modulators as potential treatments for patients with metastatic ovarian and pancreatic cancer, castration-resistant prostate cancer, adrenal cancer, Cushing’s syndrome, antipsychotic-induced weight gain and non-alcoholic steatohepatitis. We will have topline data from our ovarian and pancreatic cancer trials in the second quarter. In the fourth quarter, we plan to initiate a Phase 2 trial in patients with amyotrophic lateral sclerosis (ALS).”

About Corcept Therapeutics
Corcept is a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the hormone cortisol. Korlym® was the first drug approved by the U.S. Food and Drug Administration for patients with Cushing’s syndrome. Corcept has discovered a large portfolio of proprietary compounds that selectively modulate the effects of cortisol. The company owns extensive United States and foreign intellectual property covering the composition of its selective cortisol modulators and the use of cortisol modulators to treat a variety of serious disorders.
GAAP Measures of Net Income
To supplement our financial results presented on a GAAP basis, we use non-GAAP measures of net income, basic net income per share and diluted net income per share that exclude the following non-cash expenses – (i) stock-based compensation, (ii) our use of deferred tax assets to offset current tax expense and (iii) related income tax effects. We believe these non-GAAP measures help investors evaluate our financial performance and potential future results. Our non-GAAP measures may be different from, and not directly comparable to, those used by other companies. They are not a substitute for comparable GAAP measures and should not be considered in isolation. Investors should read our non-GAAP presentation in conjunction with our financial statements prepared in accordance with GAAP.
Forward-Looking Statements
Statements in this press release, other than statements of historical fact, are forward-looking statements based on our current plans and expectations that are subject to risks and uncertainties that might cause our actual results to differ materially from those statements express or imply. These risks and uncertainties include, but are not limited to, the completion of our financial closing procedures and any adjustments that may result from the completion of the annual independent audit of our consolidated financial statements; our ability to operate our business and achieve our goals and conduct our clinical trials during the COVID-19 pandemic and to generate sufficient revenue to fund our commercial operations and development programs; the availability of competing treatments, including generic versions of Korlym; our ability to obtain acceptable prices or adequate insurance coverage and reimbursement for Korlym; risks related to the development of our product candidates, including their clinical attributes, regulatory approvals, mandates and oversight, and other requirements; and the scope and protective power of our intellectual property. These and other risks are set forth in our SEC filings, which are available at our website and the SEC’s website. In this press release, forward-looking statements include those concerning our 2021 revenue guidance and our stock repurchase program; the progress, enrollment, timing, design and results of our clinical trials; the course of the COVID-19 pandemic and its impact on patients, physicians, medical practice and clinical research activities; and the clinical and commercial attributes of Korlym, relacorilant, exicorilant and miricorilant and other proprietary, selective cortisol modulators. We disclaim any intention or duty to update forward-looking statements made in this press release.

CORCEPT THERAPEUTICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31, 2020 (1)	December 31, 2019 (1)
Assets
Cash and investments	$476,892	$315,314
Trade receivables, net of allowances	26,198	19,928
Inventory	21,157	17,405
Operating lease right-of-use asset	2,509	3,446
Deferred tax assets, net	31,603	45,677
Other assets	13,372	10,542
Total assets	$571,731	$412,312
Liabilities and Stockholders’ Equity
Accounts payable	$10,554	$7,537
Operating lease liabilities	2,551	3,461
Other liabilities	35,288	30,132
Stockholders’ equity	523,338	371,182
Total liabilities and stockholders’ equity	$571,731	$412,312

(1) Derived from audited financial statements at that date

CORCEPT THERAPEUTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Product revenue, net	$85,735	$87,895	$353,874	$306,486

Operating expenses
Cost of sales	1,254	1,436	5,582	5,504
Research and development	28,275	24,312	114,764	89,017
Selling, general and administrative	25,696	27,131	105,326	100,359
Total operating expenses	$55,225	$52,879	$225,672	$194,880
Income from operations	30,510	35,016	128,202	111,606
Interest and other income	297	1,444	3,400	5,070
Income before income taxes	30,807	36,460	131,602	116,676
Income tax expense	(4,813)	(7,079)	(25,591)	(22,495)
Net income	$25,994	$29,381	$106,011	$94,181
Other comprehensive income (loss):
Net unrealized gain on available-for-sale investments, net of tax impact of $96, $20, $15 and $(104), respectively	(309)	(62)	(50)	327
Foreign currency translation loss, net of tax	147	9	204	4
Total comprehensive income	$25,832	$29,328	$106,165	$94,512

Basic net income per share	$0.22	$0.26	$0.92	$0.82

Diluted net income per share	$0.20	$0.24	$0.85	$0.77

Shares used in computing basic net income per common share	116,320	114,347	115,412	114,349
Shares used in computing diluted net income per common share	127,423	122,688	124,194	122,566

CORCEPT THERAPEUTICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net income	$25,994	$29,381	$106,011	$94,181

Non-cash expenses (benefits)
Stock-based compensation
Cost of sales	15	39	66	144
Research and development	2,865	2,707	11,222	9,541
Selling, general and administrative	5,550	4,864	22,251	19,628
Total stock-based compensation	8,430	7,610	33,539	29,313
Deferred income taxes	2,311	5,146	14,089	16,877
Income tax effect of non-GAAP adjustments (1)	(2,023)	(1,826)	(8,049)	(7,035)
Non-GAAP net income, adjusted for non-cash expenses	$34,712	$40,311	$145,590	$133,336

GAAP basic net income per share	$0.22	$0.26	$0.92	$0.82

GAAP diluted net income per share	$0.20	$0.24	$0.85	$0.77

Non-GAAP basic net income per share, adjusted for non-cash expenses per share	$0.30	$0.35	$1.26	$1.17

Non-GAAP diluted net income per share, adjusted for non-cash expenses per share	$0.27	$0.33	$1.17	$1.09

Shares used in computing basic net income per common share	116,320	114,347	115,412	114,349
Shares used in computing diluted net income per common share	127,423	122,688	124,194	122,566

(1) Calculated by applying the statutory tax rate to the pre-tax, non-discrete, non-GAAP adjustments.

CONTACT:
Christopher S. James, MD
Director, Investor Relations
Corcept Therapeutics
650-684-8725
cjames@corcept.com
www.corcept.com